Exhibit 99.1

Stanley Black & Decker Reports 2Q 2023 Results

Global Cost Reduction Program Delivered $230 Million of Pre-Tax Run-Rate Savings in Second Quarter 2023; On-Track for Expected $1 Billion Run-Rate Savings by End of 2023

Delivered Second Consecutive Quarter of Sequential Gross Margin Improvement

Strong Progress on Inventory Reduction, With Incremental $375 Million Reduction in Second Quarter 2023; Approximately $1.4 Billion Inventory Reduction Since Mid-2022

New Britain, Connecticut, August 1, 2023 … Stanley Black & Decker (NYSE: SWK), a worldwide leader in tools and outdoor, today announced second quarter 2023 financial results.

•Second Quarter Revenues of $4.2 Billion, Down Versus Prior Year Due to Lower Consumer Outdoor and DIY Volume as well as the Oil & Gas Business Divestiture
•Second Quarter Diluted GAAP EPS Was $1.18; Excluding Charges and Timing of Certain Tax Benefits, Second Quarter Adjusted Diluted EPS* Was ($0.11), as the Company Continues Prioritizing Inventory Reduction and Cash Generation
•Free Cash Flow* in the Second Quarter was Approximately $200 Million Primarily Driven by Inventory Reduction.
•Narrowing 2023 Guidance Ranges With Full Year Diluted GAAP EPS of ($1.25) to ($0.50) (From ($1.65) to $0.60), Adjusted Diluted EPS* of $0.70 to $1.30 (From $0.00 to $2.00) and Free Cash Flow* to Approximate $0.6 Billion to $0.9 Billion (From $0.5 Billion to $1.0 Billion)

Donald Allan, Jr., Stanley Black & Decker's President & CEO, commented, “We continued to make significant progress against our strategic business transformation in the second quarter highlighted by strong execution against our cost savings program, continued inventory reduction, sequential gross margin improvement and numerous advances in our supply chain optimization initiative. While the operating backdrop remains dynamic with some underlying consumer softness, we continue to see strong demand in the professional construction, automotive and aerospace markets as well as further stabilization across global supply chains.

*Non-GAAP Financial Measure As Further Defined On Page 6

Exhibit 99.1
“As we’ve transformed Stanley Black & Decker into a more streamlined business, we are operating with more focus and core market leadership positions in Tools & Outdoor and Industrial, built on the strength of our people and culture. The compelling long-term opportunities in the markets we serve along with the progress we’ve made transforming our business, including our improved cost position, gives us the confidence to pursue growth investments in the second half of this year. We believe these investments will help capture the market opportunity and accelerate our growth and margin expansion. We are proud of our progress to date, and I am confident that by executing our strategy we are positioning Stanley Black & Decker for strong long-term growth, cash flow generation, profitability and shareholder return.”

The Company’s primary areas of strategic focus are:

•Advancing innovation, electrification, and global market penetration to achieve organic revenue growth of 2 to 3x the market
•Streamlining and simplifying the organization, and investing in initiatives that more directly impact our customers and end users
•Returning adjusted gross margins* to historical 35%+ levels by accelerating the operations and supply chain transformation to improve fill rates and better match inventory with customer demand
•Prioritizing cash flow generation and inventory optimization

2Q’23 Key Points:

•Net sales for the quarter were $4.2 billion, down 5% versus prior year as price realization (+1%) was more than offset by lower volume (-5%) and the Oil & Gas divestiture (-1%).

•Inventory at the end of the quarter was $5.3 billion, down approximately $375 million from the prior quarter and $1.4 billion over the last twelve months as the Company continued benefiting from improving supply chain conditions and planned production curtailments.

•Gross margin for the quarter was 22.4%. Adjusted gross margin* was 23.6%, up 50 basis points sequentially from first quarter 2023. Adjusted gross margin* was down versus the prior year rate of 27.9% as price realization was more than offset by a 4 to 5 point impact from production curtailments, selling through high-cost inventory and lower volumes.

•SG&A expenses were 20.1% of sales for the quarter. Excluding charges, second quarter adjusted SG&A expenses* were $812 million or 19.5% of sales. Adjusted SG&A expenses* were down on an absolute basis versus the prior year reflecting cost control actions but up versus the prior year rate of 18.7% due to lower sales.

*Non-GAAP Financial Measure As Further Defined On Page 6

Exhibit 99.1

2Q’23 Segment Results

($ in M)
	Sales	Profit	Charges[1]	Profit Ex-Charges*	Profit Rate	Profit Rate Ex-Charges*
Tools & Outdoor	$3,542	$102.0	$55.8	$157.8	2.9%	4.5%

Industrial	$617	$71.6	$8.5	$80.1	11.6%	13.0%
1 See Acquisition-Related And Other Charges On Page 5

•Tools & Outdoor net sales were down 5% versus second quarter 2022 as price realization (+1%) was more than offset by volume (-6%). The overall organic* decline (-5%) was a result of lower consumer outdoor and DIY market demand and modestly reduced channel inventory. Regional year-over-year organic* revenue included: North America (-6%), Europe (-1%) and Emerging markets (-3%). Second quarter U.S. retail point-of-sale demand was above pre-pandemic 2019 levels, supported by strength in professional demand and price. The Tools & Outdoor segment profit rate*, excluding charges, was 4.5%. The segment profit rate*, excluding charges, declined from 10.8% in second quarter 2022 as price realization was more than offset by selling through high-cost inventory, production curtailment costs and lower volume.

•Industrial net sales were down 5% versus second quarter 2022 as price (+4%) was more than offset by volume (-1%), currency (-1%) and the Oil & Gas divestiture (-7%). Engineered Fastening organic* revenues were up 8%, with double digit growth in aerospace and automotive, which was partially offset by softer industrial markets. Attachment Tools organic* revenues were down 14% due to customer destocking. The Industrial segment profit rate*, excluding charges, was 13.0%, up 370 basis points versus prior year, due to price realization and cost control.

Global Cost Reduction Program Update

The Company continued executing a series of initiatives to generate cost savings and reduce inventory, with the ultimate objective of driving long-term growth, improving profitability and generating strong cash flow. The Global Cost Reduction Program is expected to optimize the Company’s cost base and generate savings to fund investments that accelerate growth in the core businesses. These initiatives remain on track to generate run-rate cost savings of approximately $1 billion by the end of 2023, growing to approximately $2 billion by 2025.

*Non-GAAP Financial Measure As Further Defined On Page 6

Exhibit 99.1
Year-to-date, the Company is ahead of plan and achieved $460 million of pre-tax run-rate savings from lower headcount, indirect spend reductions and the supply chain transformation. The Company also reduced inventory by approximately $575 million versus fourth quarter 2022 ending balances and is on track to deliver $700 million to $900 million of inventory reductions in 2023 to support free cash flow generation. Since inception, the Global Cost Reduction Program generated $660 million in pre-tax run-rate savings and the Company has reduced inventory by $1.4 billion.

2023 Outlook

Patrick D. Hallinan, Executive Vice President and CFO, commented, "In the first half, we reduced inventory by $575 million and generated $460 million of pre-tax run rate cost savings, both modestly ahead of our plan. The progress we’ve made sets the business up for continued gross margin improvement in the second half of 2023. Looking forward, as we continue to plan around a range of 2023 demand outcomes, we are executing our transformation to deliver the cost savings that are largely within our control and create flexibility to fund growth investments. Cash generation, gross margin improvement and balance sheet strength remain our top priorities as we continue positioning the Company for long-term growth and value creation.”

Management is narrowing its guidance ranges and expects 2023 GAAP EPS to be in the range of ($1.25) to ($0.50) (From ($1.65) to $0.60). Adjusted EPS* is expected to be between $0.70 to $1.30, (From $0.00 to $2.00). Free cash flow* is expected to be approximately $0.6 billion to $0.9 billion (from $0.5 billion to $1.0 billion), significantly ahead of net income, as the Company focuses on serving its customers and executing its transformation while leveraging the SBD Operating Model to drive working capital efficiency. The Company continues to prioritize free cash flow generation and intends to make investments to support faster organic growth. Management’s guidance reflects a range of demand for the balance of 2023, that will be discussed in more detail on today’s earnings call.

The difference between 2023 GAAP and adjusted EPS* guidance is approximately $1.80 to $1.95, consisting of other charges primarily due to the supply chain transformation under the Global Cost Reduction Program and integration-related charges.

*Non-GAAP Financial Measure As Further Defined On Page 6

Exhibit 99.1
Acquisition-Related and Other Charges

Total pre-tax acquisition-related and other charges in the second quarter of 2023 were $71.1 million, primarily related to footprint actions and other costs related to the supply chain transformation. Gross profit included $51.4 million of these charges while SG&A included $25.4 million. Other, net included a net benefit of $10.3 million and Restructuring included $4.6 million of charges.

Earnings Webcast

The Company will host a webcast with investors today, August 1, 2023, at 8:00 am ET. A slide presentation, which will accompany the call, will be available on the "Investors" section of Stanley Black & Decker's website at www.stanleyblackanddecker.com/investors and will remain available after the call.
The call will be available through a live, listen-only webcast or teleconference. Links to access the webcast, register for the teleconference, and view the accompanying slide presentation will be available on the "Investors" section of Stanley Black & Decker's website, www.stanleyblackanddecker.com/investors under the subheading "News & Events." A replay will also be available two hours after the call and can be accessed on the “Investors” section of Stanley Black & Decker’s website.

About Stanley Black & Decker

Headquartered in the USA, Stanley Black & Decker (NYSE: SWK) is a worldwide leader in tools and outdoor operating manufacturing facilities worldwide. Guided by its purpose – for those who make the world – the Company's more than 50,000 diverse and high-performing employees produce innovative, award-winning power tools, hand tools, storage, digital tool solutions, lifestyle products, outdoor products, engineered fasteners and other industrial equipment to support the world's makers, creators, tradespeople and builders. The Company's iconic brands include DEWALT®, BLACK+DECKER®, CRAFTSMAN®, STANLEY®, CUB CADET®, HUSTLER® and TROY-BILT®. Recognized for its leadership in environmental, social and governance (ESG), Stanley Black & Decker strives to be a force for good in support of its communities, employees, customers and other stakeholders. To learn more visit: www.stanleyblackanddecker.com.

Investor Contacts:
Dennis Lange
Vice President, Investor Relations
dennis.lange@sbdinc.com
(860) 827-3833

Cort Kaufman
Senior Director, Investor Relations
cort.kaufman@sbdinc.com
(860) 515-2741
*Non-GAAP Financial Measure As Further Defined On Page 6

Exhibit 99.1
Christina Francis
Director, Investor Relations
christina.francis@sbdinc.com
(860) 438-3470

Media Contacts:
Debora Raymond
Vice President, Public Relations
debora.raymond@sbdinc.com
(203) 640-8054

Non-GAAP Financial Measures
Organic sales growth, or organic growth, is defined as the difference between total current and prior year sales less the impact of companies acquired and divested in the past twelve months and any foreign currency impacts divided by prior year sales. Operating profit is defined as sales less cost of sales and selling, general and administrative expenses. Operating margin is operating profit as a percentage of sales. Operating profit and operating margin are shown both inclusive and exclusive of acquisition-related and other charges. Management uses operating profit and operating margin as key measures to assess the performance of the Company as a whole, as well as the related measures at the segment level. Diluted EPS, excluding charges, or adjusted EPS, is diluted GAAP EPS excluding the impacts of acquisition-related and other charges. Free cash flow is defined as cash flow from operations less capital and software expenditures. Management considers free cash flow an important indicator of its liquidity, as well as its ability to fund future growth and to provide a return to the shareowners, and is useful information for investors. Free cash flow does not include deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company’s common and preferred stock and business acquisitions, among other items. Free cash flow conversion is defined as free cash flow divided by net income. The Non-GAAP statement of operations and business segment information is reconciled to GAAP on pages 12 through 15 and in the appendix to the earnings conference call slides available at http://www.stanleyblackanddecker.com/investors. The Company considers the use of the Non-GAAP financial measures above relevant to aid analysis and understanding of the Company’s results, business trends and outlook measures aside from the material impact of acquisition-related and other charges and ensures appropriate comparability to operating results of prior periods.

The Company also provides expectations for the non-GAAP financial measures of adjusted EPS, presented on a basis excluding acquisition-related and other charges, as well as free cash flow. Forecasted adjusted EPS is reconciled to GAAP on page 4. Due to high variability and difficulty in predicting items that impact cash flow from operations, a reconciliation of forecasted free cash flow to its most directly comparable GAAP estimate has been omitted. The Company believes such a reconciliation would also imply a degree of precision that is inappropriate for this forward-looking measure.

*Non-GAAP Financial Measure As Further Defined On Page 6

Exhibit 99.1
CAUTIONARY STATEMENTS
Under the Private Securities Litigation Reform Act of 1995

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any projections or guidance of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new products, services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include, among others, the words “may,” “will,” “estimate,” “intend,” “could,” “project,” “plan,” “continue,” “believe,” “expect,” “anticipate”, “run-rate”, “annualized” or any other similar words.

Although the Company believes that the expectations reflected in any of its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of its forward-looking statements. The Company's future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in the Company's filings with the Securities and Exchange Commission.

Important factors that could cause the Company's actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in its forward-looking statements include, among others, the following: (i) successfully developing, marketing and achieving sales from new products and services and the continued acceptance of current products and services; (ii) macroeconomic factors, including global and regional business conditions , commodity prices, inflation and deflation, interest rate volatility, currency exchange rates, and uncertainties in the global financial markets related to the recent failures of several financial institutions; (iii) laws, regulations and governmental policies affecting the Company's activities in the countries where it does business, including those related to tariffs, taxation, data privacy, anti-bribery, anti-corruption, government contracts and trade controls such as section 301 tariffs and section 232 steel and aluminum tariffs; (iv) the economic, political, cultural and legal environment in Europe and the emerging markets in which the Company generates sales, particularly Latin America, Russia, China and Turkey; (v) realizing the anticipated benefits of mergers, acquisitions, joint ventures, strategic alliances or divestitures, including the divestitures of the Security and Oil & Gas businesses; (vi) pricing pressure and other changes within competitive markets; (vii) availability and price of raw materials, component parts, freight, energy, labor and sourced finished goods; (viii) the impact that the tightened credit markets and any discontinuation, reform or replacement of LIBOR and other benchmark rates may have on the Company or its customers or suppliers; (ix) the extent to which the Company has to write off accounts receivable, inventory or other assets or experiences supply chain disruptions in connection with bankruptcy filings by customers or suppliers; (x) the Company's ability to identify and effectively execute productivity improvements and cost reductions; (xi) potential business and distribution disruptions, including those related to physical security threats, information technology or cyber-attacks, epidemics, pandemics, sanctions, political unrest, war, including the Russia/Ukraine conflict, terrorism or natural disasters, as well the continuing impact from the COVID-19 pandemic; (xii) the continued consolidation of customers, particularly in consumer channels, and the Company’s continued reliance on significant customers; (xiii) managing franchisee relationships; (xiv) the impact of poor weather conditions and climate change and risks related to the transition to a lower-carbon economy, such as the Company’s ability to successfully adopt new technology, meet market-driven demands for carbon neutral and renewable energy technology, or to comply with more stringent and increasingly complex environmental regulations or requirements for its manufacturing facilities and business operations; (xv) failure to meet environmental, social and governance (ESG) expectations or standards, or achieve our ESG goals; (xvi) maintaining or improving production rates in the Company's manufacturing facilities, responding to significant changes in customer preferences, product demand and fulfilling demand for new and existing products, and learning, adapting and integrating new technologies into products, services and processes; (xvii) changes in the competitive landscape in the Company's markets; (xviii) the Company's non-U.S. operations, including sales to non-U.S. customers; (xix) the impact from demand changes within world-wide markets associated with homebuilding and remodeling; (xx) potential adverse developments in new or pending litigation and/or government investigations; (xxi) the incurrence of debt and changes in the Company's ability to obtain debt on commercially reasonable terms and at competitive rates; (xxii) substantial pension and other postretirement benefit obligations; (xxiii) potential regulatory liabilities, including environmental, privacy, data breach, workers compensation and product liabilities; (xxiv) attracting, developing and retaining senior management and other key employees, managing a workforce in many jurisdictions, labor shortages, work stoppages or other labor disruptions; (xxv) the Company's ability to keep abreast with the pace of technological change; (xxvi) changes in accounting estimates; (xxvii) the Company’s ability to protect its intellectual property rights and to maintain its public reputation and the strength of its brands; and (xxviii) the Company’s ability to implement, and achieve the expected benefits (including cost savings and reduction in working capital) from, its Global Cost Reduction Program including: continuing to advance innovation, electrification and global market penetration to achieve organic revenue growth of 2-3 times the market; streamlining and simplifying the organization, as well as shifting resources to prioritize investments believed to have a positive and more direct impact to customers; accelerating the operations and supply chain transformation to improve fill rates and better match the needs of its customers while improving adjusted gross margins back to historical 35%+ levels; prioritizing cash flow generation and inventory optimization; leveraging strategic sourcing and contract manufacturing; consolidating facilities and optimizing the distribution network; executing the SBD Operating Model to deliver operational excellence through efficiency, simplified organizational design and inventory optimization; and platforming products and implementing initiatives to drive a SKU reduction.

Additional factors that could cause actual results to differ materially from forward-looking statements are set forth in the Annual Report on Form 10-K and in the Quarterly Report on Form 10-Q, including under the heading “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the Condensed Consolidated Financial Statements and the related Notes.

Forward-looking statements in this press release speak only as of the date hereof, and forward-looking statements in documents that are incorporated by reference herein speak only as of the date of those documents. The Company does not undertake any obligation or intention to update or revise any forward-looking statements, whether as a result of future events or circumstances, new information or otherwise, except as required by law.